LOAN MODIFICATION AGREEMENT

         THIS LOAN MODIFICATION AGREEMENT ("Agreement") is made effective as of the 3rd day of April, 2000, by and among TOWER TECH, INC., an Oklahoma corporation, (the "Borrower"); HAROLD D. CURTIS, an individual (the "Guarantor"), and PEOPLE FIRST BANK, an Oklahoma state banking corporation ("Bank").

RECITALS

         A. Borrower is indebted to Bank pursuant to that certain promissory note dated April 23, 1999 in the original principal amount of $6,500,000.00 (the "Note") executed and delivered in connection with that certain Amended and Restated Loan Agreement of even date with the Note by and between the Borrower, Guarantor and the Bank (the "Loan Agreement"). The Note is secured by, among other things, that certain Security Agreement executed by Borrower in favor of Bank and dated of even date with the Note (the "Security Agreement") the guarantee of the Guarantor of even date with the Note (the "Guaranty"). The Loan Agreement, Note, Security Agreement, Guaranty and all other written documents executed in connection therewith, together with any written renewals, modifications and/or extensions thereof are collectively referred to as the "Loan Documents". Words and phrases not otherwise defined herein shall have the meaning given in the Loan Agreement.

         B. Borrower and Guarantor acknowledge that, as of the effective date hereof, the indebtedness evidenced by the Note is due and owing to the Bank without right of setoff. Borrower and Guarantor have requested that Bank extend the time of repayment of all obligations under the Loan Documents, including, without limitation the Note, until June 1, 2000, in reliance upon the covenants, representations, and warranties of Borrower and Guarantor herein and for other good and valuable consideration.

AGREEMENT

         For and in consideration of the mutual covenants contained herein, Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor, and Bank agree as follows:

     1. Recitals. The foregoing recitals are confirmed by the parties as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Agreement.

     2. No Waiver. The execution, delivery and performance of this Agreement by Bank and the acceptance by Bank of performance of Borrower and Guarantor hereunder (a) shall not constitute a novation of the Loan Documents as it is the intent of the parties to modify the Loan Documents as expressly set out herein, and (b) except as expressly provided in this Agreement, shall be without prejudice to, and is not a waiver or release of, Bank's rights at any time in the future to exercise any and all rights conferred upon Bank by the Loan Documents or otherwise at law or in equity, including but not limited to the right to accelerate the Note, if not already accelerated, and to institute collection proceedings against Borrower and/or Guarantor and/or any night against any other person or entity not a party to this Agreement. Similarly, by the execution, delivery, and performance of this Agreement by Borrower and Guarantor, jointly and severally, waive any and all claims now or hereafter arising from or related to the Bank's exercise of any rights or remedies under the Loan Documents. The Bank waives all defaults of the Loan Agreement that occurred prior to the date of this Agreement, and further waives its right to accelerate the Note for defaults occurring prior to the date hereof.

     3. Acknow1edement of Amounts Due and Maturity Date. Bank and Borrower acknowledge that (a) the outstanding balance of the Note as of the date first hereinabove stated is $5,088,160.00 in unpaid principal (the "Note Balance"), and $52,997.46 in accrued, unpaid interest. Borrower and Guarantor waive any and all rights to notice of payment default or any other default, protest and notice of protest, dishonor, diligence in collecting and the bringing of suit against any party, notice of intention to accelerate, notice of acceleration, demand for payment and any other notices whatsoever regarding the Note or the other Loan Documents, and further waive any claims that any notices previously given are insufficient for any reason. All obligations under the Loan Documents, including, without limitation the Note, shall be due and payable in fill on June 1, 2000.

     4. Advances. Borrower acknowledges and agrees that it shall not be entitled to, nor shall Borrower request, any additional advances under the Note which would cause the principal balance thereunder to exceed the lesser of the Note Balance or the Borrowing Base; provided, however, in the event the Note Balance is reduced by the payment thereof, and there otherwise exists no Default under the Loan Documents, Borrower may request, and Bank will honor, additional advances under the Note to the extent the same, when added to the then outstanding principal balance of the Note, will not exceed the lesser of the Note Balance or Borrowing Base.

     5. Eligible  Receivable.  The definition of Eligible  Receivable at Section
1.2.17 of the Loan Agreement is amended to delete the last sentence thereof and add in its place the following: "At any particular date, the Eligible Receivables shall be the sum of the unpaid principal balance of all of the accounts receivable, as defined above; provided, however, that Receivables from any one account debtor shall not exceed 20% of the Eligible Receivables, unless otherwise approved in writing by the Bank; provided further, that this 20% limitation shall not apply to the accounts receivable owed to the Borrower from Cinergy Corp., with its offices at 139 East Fourth Street, Cincinnati, Ohio."

     6. Borrowing Base Certificate. On Tuesday of each week hereafter (as limited by Section 4 herein), Borrower shall provide the Bank with a Borrowing Base Certificate and Compliance Statement, in the form attached as Exhibit "E" to the Loan Agreement using Borrower's best estimates, and methodologies adequately described to and approved by Bank and consistently applied by Borrower, and on or before ten (10) days after the end of each month hereafter, Borrower shall provide the Bank with a Borrowing Base Certificate and Compliance Statement, in the form attached as Exhibit "E" to the Loan Agreement, certified by an officer of Borrower as true and correct.

     7. Sales Detail Report. The Borrower agrees to provide Bank, on or before Tuesday of each week, the Borrower's weekly sales detail report in the same form as such report is currently being prepared by Borrower.

     8. Net Worth Covenant. Section 6.10.1 is hereby amended to provide that Borrower's minimum Tangible Net Worth shall be at least $1,400,000.00 at all times during the term of this Agreement.

     9. Subordinated Debt. Notwithstanding the provisions of Section 7.10 of the Loan Agreement, during the term of this Agreement, Borrower agrees that it will not make any payment of interest or principal due under any of it subordinated debentures.

     10. Condition Precedent to Bank's Performance. Notwithstanding anything contained in this Agreement to the contrary, the Bank shall not be obligated to further perform or honor its agreements hereunder unless Bank receives funds from Borrower in the approximate amount of $1,481,000.00, on or before April 7, 2000, in connection with contract number 101550, dated March 31, 2000 between Borrower and Cinergy Corp.

     11. Representations and Warranties. In order to induce Bank to execute, deliver, and perform this Agreement, Borrower and Guarantor warrant and represent to Bank that:

(a) this Agreement is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person, and Guarantor is solvent and is not bankrupt, and attached hereto as Exhibit "A" are the Borrower's February 28, 2000 financial statements which are true and correct in all material respects;
(b) this Agreement is not intended by the parties to be a novation of the Loan Documents and, except as expressly modified herein, all terms, conditions, rights and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed;

(c) no action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code, has been instituted by or against Borrower or Guarantor;

(d) all information provided by Borrower and Guarantor to Bank prior to the date hereof, including, without limitation, all financial statements, balance sheets, and cash flow statements, was, at the date of delivery, and is, as of the date hereof true and correct in all respects. Borrower and Guarantor recognize and acknowledge that Bank is entering into this Agreement based in part on the financial information provided to Bank by each of them and that the truth and correctness of that financial information is a material inducement to Bank in entering into this Agreement. During the term of this Agreement, Borrower and Guarantor agree to advise Bank promptly in writing of any and all new information, facts, or occurrences which would in any way materially supplement, contradict, or affect any financial statements, balance sheets, cash flow statements, or similar items furnished to Bank. Bank waives any default based on projections provided to the Bank prior to the date hereof which may have been inaccurate.

     12. Default. Bank shall be entitled to pursue each and every remedy hereunder and under the Loan Documents, at Bank's sole option, upon the occurrence of any of the following:

(a) Borrower and/or Guarantor, files a petition for bankruptcy under any chapter of the Federal Bankruptcy Code or takes advantage of any other debtor relief law, or an involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code is filed against Borrower and/or any Guarantor, or any other judicial action is taken with respect to Borrower and/or any Guarantor by any creditor;

(b) Bank discovers that any representation or warranty made herein by Borrower or Guarantor was or is untrue, incorrect or misleading in any material respect;

(c) Borrower or Guarantor breaches or defaults in performance of any covenant or agreement contained in this Agreement, or the Loan Documents.

     13. Waiver of Claims. Borrower and Guarantor warrant and represent to Bank that the Note is not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever; and Borrower and Guarantor release and discharge Bank from any and all claims and causes of action, whether known or unknown and whether now existing or hereafter arising, including without limitation, any usury claims, that have at any time been owned, or that are hereafter owned, in tort or in contract by Borrower or Guarantor and that arise out of any one or more circumstances or events that occurred prior to the date of this Agreement.

     14. Expenses. The Borrower and Guarantor jointly and severally covenant and agree to pay all costs and expense required to satisfy the conditions of this Agreement or incurred by reason of Borrower's default hereunder.

     15. Miscellaneous.

(a) Any future waiver, alteration, amendment or modification of any of the provisions of the Loan Documents or this Agreement shall not be valid or enforceable unless in writing and signed by all parties. Moreover, any delay by Bank in enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by the Borrower or the Guarantor as a release or waiver of the default.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives, and assigns.

(c) The headings of paragraphs in this Agreement are for convenience of reference only and shall not in any way affect the interpretation or construction of this Agreement.

(d) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA AND FEDERAL LAW, AS APPLICABLE. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR ORAL OR WRITTEN, Contemporaneous, OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(e) This Loan Modification Agreement shall not constitute a binding agreement unless duly executed by the Borrower and Guarantor, without any modifications thereto, and returned to Bank not later than 4:00 p.m., April 11, 2000, at which time this Loan Modification Agreement shall automatically become null and void unless accepted by Borrower and Guarantor as required in this paragraph.

Executed on the date first set forth above.

                                       Borrower:

                                       TOWER TECH, INC., an Oklahoma corporation
                                       By: ss/HAROLD D. CURTIS
                                       _________________________
                                       Printed Name: Harold D. Curtis
                                       Title:        Chief Executive Officer

                                       Guarantor:

                                       ss/HAROLD D. CURTIS
                                       _________________________
                                       An individual

                                       Bank:

                                       PEOPLE FIRST BANK

                                       By: ss/RALPH T. FREDRICKSON

                                       Printed Name: Ralph T. Fredrickson
                                       Title: Executive Vice President

TOWER TECH, INC.
Proforma Quarterly Balance Sheets

(Confidential - Unaudited For Internal Use of Management Only)

                                   EXHIBIT A

                                                                 Actual
                                                              February 2000
Assets
Current assets:

     Cash                                                    $    139,307
     Accounts receivable, net                                   2,937,201
     Notes receivable                                             107,083
     Inventory                                                  7,591,997
     Costs in excess of costs and estimated earnings
     uncompleted contracts                                       (299,370)
     Restricted assets                                            157,595
     Prepaid expenses and other                                   221,847
                                                             ------------
     Total current assets                                      10,855,659

Property and equipment, net                                    19,713,372
Notes receivable, noncurrent                                      503,086
Deferred tax asset                                              3,813,324
Deferred tax asset reserve                                     (3,813,324)
Other                                                             732,176
                                                             ------------

                                                              $31,804,294

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
     Accounts payable                                          $7,067,020
     Accrued liabilities                                        1,042,253
     Interest payable                                             528,133

Customer deposits                                                 590,540
                                                             ------------

                                                                9,228,845

     Notes payable                                             21,495,416
     Borrowing base                                             5,025,945
     New credit facility committed
     New tooling credit facility NEEDED
     New credit facility NEEDED

Stockholders' equity:
     Common stock                                                   3,577
     Capital in excess of par                                   8,278,561
     Retained earnings (deficit)                               (8,415,726)
     Deferred tax asset reserve                                (3,813,324)
                                                              ------------

                                                               (3,946,912)

                                                              $31,804,294

These statements are subject to certain risks, uncertainties and assumptions. should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated. estimated or projected.

TOWER TECH, INC.
Proforma Quarterly Statements of Operations
(Confidential Unaudited For Internal Use of Management Only)

                                                            Actual 1st Quarter

Revenues:
     Tower sales                                                  $2,237,776
Tower sales - rental\custom towers                                   419,827
     Concrete tower construction                                     302,799
     Plastics parts mfg. & design; TQFX                                2,313
     Other tower revenue                                              59,764
                                                              --------------

     Total tower revenue                                           3,022,481

     Other operating revenue                                          64,079
     License fees                                                          0
                                                              --------------

     Total revenues                                                3,086,560
                                                                ------------


Costs and expenses:
     Cost of good sold and constructed                             3,055,432
     General and administrative                                      447,830
     Selling expenses                                                217,417
     Research and development                                         76,121
                                                              --------------

         Total costs and expenses                                  3,796,800
                                                                ------------

         Income (loss) from operations                              (710,240)

Other income (expense):
     Interest, net                                                  (691,956)
     Gain (loss) on sale of assets                                         0
                                                              ---------------

         Total other income (expense)                               (691,956)
                                                                -------------

Income (loss) before income taxes                                (1,402,196)

Income tax (expense) benefit                                         560,678
Income tax (expense) benefit, reserved                              (560,878)
                                                                -------------

Net income (loss)                                                ($1,402,196)
                                                                 ===========

Weighted average shares outstanding - primary                     3,5716,311
                                                                 ===========

Net income per common share - primary                                ($0.39)
                                                              ===============



These statements are subject to certain risks, uncertainties and assumptions. should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

TOWER TECII, INC.
Proforma Quarterly Statements of Cash Flows
(Confidential - Unaudited For Internal Use of Management Only)

                                                                  Actual

                                                              1st Quarter

Cash flows from operating activities:

     Net income (loss)                                          (1,402,195)
     Adjustments to reconcile net income (loss) to net
     Cash (used) provided by operating activities:
         Depreciation and amortization                             330,000
         Sale of sale of assets
         (Increase) decrease in deferred taxes                           0
         (Increase) decrease in accounts receivable                (82,279)
         (Increase) decrease in notes receivable                 1,407,438
         (Increase) decrease in inventory                         (144,071)
         (Increase) decrease in costs in excess of costs
         and estimated earnings on uncompleted contracts
         (Increase) decrease in restricted assets
         (Increase) decrease in prepaid expenses
         (Increase) decrease in other assets                        68,577
         Increase (decrease) in accounts payable                   (85,594)
         Increase (decrease) in accrued liabilities                (27,544)
         Increase (decrease) in deposits
         Increase (decrease) in interest payable                    22,818
                                                             -------------

Net cash provided (used) by operating activities                   652,980
                                                              ------------

Cash flows from investing activities:

(Increase) decrease in property and equipment                   (1,303,045)
Proceeds from sale of assets
(Increase) decrease in notes rec. non-current                            0
                                                               ------------

Net cash provided (used) by investing activities                (1,303,945)
                                                                -----------

Cash flows from financing activities:

Net change in debt                                               1,009,701
Scheduled note repayments                                         (471,327)
                                                                -----------

Net cash provided (used) by financing activities                   538,374
                                                                ----------

Net increase (decrease) in cash                                   (112,589)
Cash at beginning of period                                        251,895
                                                                ----------

Cash at end of period                                           $  139,307
                                                                ==========


These statements are subject to certain risks, uncertainties and assumptions. should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.